UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 17, 2025
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2025 (the “Effective Date”), Genprex, Inc. (“Genprex” or the “Company”) and the University of Pittsburgh – Of the Commonwealth System of Higher Education (“UP”) entered into an amended and restated Exclusive License Agreement (the “New UP License Agreement”), which updates and consolidates into a single agreement the Prior License Agreements (as defined below). Pursuant to the New UP License Agreement, UP grants to Genprex a worldwide, exclusive license for certain patents and related technology, collectively referred to as the “Licensed Technology,” and a worldwide, non-exclusive license to use certain related know-how. The Licensed Technology covered by the New UP License Agreement is based on the same general gene therapy approach as covered under the Prior License Agreements (less the previously-licensed macrophage technology), whereby an adeno-associated virus vector containing the Pdx1 and MafA genes is administered directly into the pancreatic duct. More specifically, the Licensed Technology covered by the New UP License Agreement is related to a gene therapy for both Type 1 diabetes and Type 2 diabetes using the genes of the Pdx1 and MafA transcription factors controlled by insulin, glucagon and MafB promoters. As of the Effective Date, the New UP License Agreement effectuates the termination of, and amends, restates, replaces and supersedes in their entirety, the prior license agreements between Genprex and UP which were effective as of February 10, 2020 (as amended August 17, 2022 and November 3, 2022), December 29, 2022 and July 14, 2023 (collectively, the “Prior License Agreements”), provided that Genprex’s prior license from UP dated November 22, 2022 which covered the macrophage technology is being terminated in its entirety and is not incorporated into or covered by the New UP License Agreement.

The New UP License Agreement authorizes Genprex (including any affiliate of Genprex that agrees in writing to be bound by the New UP License Agreement to the same extent as Genprex) to make, have made, use and sell the Licensed Technology and to practice under the patent rights in the field of diabetes therapy. Genprex may enter into sublicensing arrangements for the rights, privileges and licenses granted under the New UP License Agreement upon prior written approval of UP; however, sublicensees shall not have rights to sublicense. Genprex agrees to use its best efforts to bring the Licensed Technology to market as soon as practicable, consistent with sound and reasonable business practice and judgment, to continue active, diligent marketing efforts for the Licensed Technology throughout the term of the New UP License Agreement, and to achieve certain milestones within specified time periods. Genprex agrees to submit annual progress reports to UP and, beginning in the year of the first commercial sale of the Licensed Technology, quarterly reports of manufacturing, sales and sublicense activities to UP, including information as would allow the calculation of amounts owing to UP on account of such activities, as well as Genprex’s calculation of such amounts.

UP has reserved the royalty-free, nonexclusive right to practice the patent rights and know-how and to use the Licensed Technology for non-commercial education and research purposes, and Genprex agreed to sell products and/or services resulting from Licensed Technology to UP and its affiliates upon request at the price and terms as are made available to Genprex’s most favored customer. The licenses granted to Genprex under the New UP License Agreement are subject to the rights of the U.S. government, which may have acquired a nonexclusive, nontransferable, paid up license to practice or have practiced for or on behalf of the United States the inventions described in the patent rights throughout the world.

As consideration for the New UP License Agreement, Genprex agreed to pay UP an initial license fee, annual maintenance fees, running low single digit percentage royalties, minimum annual royalties in a fixed cash amount, a low double digit percentage share of non-royalty sublicense income, and certain milestone payments up to an aggregate of approximately $4,825,000, as well as patent prosecution expenses incurred prior to and after the effective date of the New UP License Agreement.

The New UP License Agreement remains in effect until the later of 20 years after the first commercial sale of the Licensed Technology or the expiration of the last valid claim of the patents licensed under the New UP License Agreement. UP may terminate the agreement in the event of Genprex’s uncured default for thirty (30) days following notice thereof from UP, failure to achieve the specified milestones within the specified time period, or practice of the licensed patent rights or know-how outside the field of diabetes therapy, or if Genprex ceases to carry out its business, becomes bankrupt or insolvent, applies for or consents to the appointment of a trustee, receiver or liquidator of its assets or seeks relief under any law for the relief of debtors. Genprex may terminate the New UP License Agreement upon six months prior written notice to UP and payment of all amounts accrued or due to UP through the effective date of termination.

The foregoing description of the material terms of the New UP License Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the New UP License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference. As disclosed in Item 1.01 above, effective as of the Effective Date, the New UP License Agreement effectuates the termination of, and amends, restates, replaces and supersedes in their entirety, the Prior License Agreements, provided that pursuant to a notice of termination delivered by Genprex to UP on the Effective Date and becoming effective six months thereafter, Genprex’s prior license from UP dated November 22, 2022 which covered the macrophage technology is being terminated in its entirety and is not incorporated into or covered by the New UP License Agreement.

Item 7.01 Regulation FD Disclosure.

Press Release

On February 18, 2025, Genprex issued a press release regarding certain updates on its diabetes gene therapy program, including the New UP License Agreement.  The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

Formation of Wholly-Owned Subsidiary

In connection with the intended separation of its diabetes clinical development program, on February 18, 2025, Genprex announced that it has formed a wholly-owned subsidiary, Convergen Biotech, Inc., to implement this initial step of the reorganization and facilitate separation of the diabetes program.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Exclusive License Agreement, dated February 17, 2025.

99.1	Press Release, dated February 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K and Genprex, Inc. agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request. The portions of this exhibit that were omitted by means of marking such portions with asterisks because the identified portions are both (i) not material, and (ii) the type that registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: February 18, 2025	By:	/s/ Ryan Confer
Ryan Confer
President, Chief Executive Officer, and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)